                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      ANCOR COMMUNICATIONS, INCORPORATED
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                       ANCOR COMMUNICATIONS, INCORPORATED

                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS

                                  May 16, 2000


TO THE SHAREHOLDERS OF ANCOR COMMUNICATIONS, INCORPORATED:

     Notice is hereby given that the Annual Meeting of Shareholders of Ancor Communications, Incorporated will be held at 3:30 p.m. on Tuesday, May 16, 2000, at the Radisson Plaza Hotel Minneapolis, 35 South Seventh Street, Minneapolis, Minnesota, for the following purposes:

     1.   To elect two directors to serve on the Board of Directors;

     2. To vote upon a proposal to amend the Ancor Communications, Incorporated 1994 Long-Term Incentive and Stock Option Plan (the "Plan") to (i) increase the limit on the aggregate number of shares for which incentive stock options may be exercised over the life of the Plan; and (ii) limit the number of shares that may be subject to options that may be granted to any one person in any calendar year;

     3. To ratify the selection of KPMG LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000; and

     4. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 24, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

     You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope, which needs no postage if mailed in the United States. Alternatively, you may wish to submit your proxy by touch-tone phone or the Internet as indicated on the proxy.


                                By Order of the Board of Directors,

                                /s/ Steven E. Snyder

                                Steven E. Snyder
                                Secretary

Dated:  April 5, 2000

                       ANCOR COMMUNICATIONS, INCORPORATED


                                 PROXY STATEMENT

                                       For
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 16, 1999


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ancor Communications, Incorporated (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on May 16, 2000, at 3:30 p.m. at the Radisson Plaza Hotel Minneapolis, 35 South Seventh Street, Minneapolis, Minnesota, and at any adjournment thereof. A shareholder giving the enclosed proxy may revoke it at any time before the vote is cast at the annual meeting. Shares represented by a proxy will be voted in the manner directed by a shareholder. If no direction is made, the proxy will be voted for the election of the nominees for director named in this Proxy Statement and for the other proposals set forth in this Proxy Statement. This Proxy Statement and the accompanying form of proxy are being sent or given to shareholders beginning on or about April 5, 2000 along with the Company's 1999 Annual Report to Shareholders.

     Only shareholders of record at the close of business on March 24, 2000 are entitled to notice of and to vote at the meeting or at any adjournment thereof. On March 24, 2000 there were 29,167,471 shares of Common Stock of the Company outstanding. Generally, the affirmative vote of a majority of the shares of Common Stock present and entitled to vote on each matter is required for the election of each director nominee and the approval of each other matter to be acted upon. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Each share is entitled to one vote. Cumulative voting is not permitted. Shares voted as abstentions on any matter (or a "withhold vote for" as to a director) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. Consequently, abstentions and withheld votes have the same effect as a no vote. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters.

     The Board of Directors knows of no matters other than those that are described in this Proxy Statement that may be brought before the meeting. However, if any other matters are properly brought before the meeting, persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

     All expenses in connection with the solicitation of proxies will be paid by the Company. In addition to solicitation by mail, officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone, facsimile or personal calls. Shareholders voting through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet service providers and telephone companies, that must be borne by the shareholder.

     The Company's principal executive offices are located at 6321 Bury Drive, Suite 13, Eden Prairie, Minnesota 55346.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

     The Articles of Incorporation of the Company provide that directors of the Company shall be divided into three classes, as nearly equal in number as reasonably possible. The term of office of the first class of directors will expire at the annual meeting of shareholders in 2000, the term of the second class of directors will expire at the annual meeting of shareholders in 2001 and the term of the third class of directors will expire at the annual meeting of shareholders in 2002. Directors elected at each annual meeting of shareholders will be of the same class as the directors whose terms expire at such annual meeting of shareholders, and shall be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders and until their successors are elected and shall qualify.

     Vacancies and newly created directorships resulting from an increase in the number of directors may be filled by a majority of the directors then in office and the directors so chosen will hold office until the next election of the class for which such directors shall have been chosen.

     At the Annual Meeting of Shareholders to be held May 16, 2000, the term of office of Kenneth E. Hendrickson and John F. Carlson will expire. Messrs. Hendrickson and Carlson (the "Nominees") have been nominated to be elected to the Board of Directors for additional three year terms which will expire at the annual meeting of shareholders in 2003. The Board of Directors recommends that the shareholders elect the Nominees as directors of the Company for the ensuing three year period. It is intended that the persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election of the Nominees, unless otherwise directed. The Nominees have indicated a willingness to serve, but in case either of them is not a candidate at the meeting, which is not presently anticipated, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion.

     Information regarding the directors of the Company is set forth below:



     Name                               Age                 Expiration of Term
     ----                               ---                 ------------------
     Kenneth E. Hendrickson             59                         2000
     John F. Carlson*                   61                         2000
     Gerald M. Bestler+                 70                         2001
     Paul F. Lidsky*                    46                         2001
     Michael L. Huntley*                60                         2001
     Amyl Ahola+                        55                         2002
     Thomas F. Hunt, Jr.+               50                         2002
     --------------------
     *Denotes a member of the Audit Committee.
     +Denotes a member of the Compensation Committee.

     Kenneth E. Hendrickson has served as the Company's Chief Executive Officer and as a director of the Company since August 1997 and has served as the Chairman of the Board of Directors since September 1997. Mr. Hendrickson was an independent consultant from 1996 to August 1997. Prior thereto, Mr. Hendrickson was Executive Vice President and General Manager of the Microcomputer Products Group of Western Digital Corporation, a disk drive company, from 1993 to 1996. Mr. Hendrickson was Vice President of Operations and Quality of Overland Data Corp., a tape drive company from 1992 to 1993 and was President of Archive Technology, another tape drive company, from 1990 to 1992. Mr. Hendrickson is also a director of Tecmar Technologies, Inc. and Netpropulsion, Inc.

     John F. Carlson has served as a director of the Company since September 1997. Mr. Carlson has been the Chairman and Chief Financial Officer of Excorp Medical, Inc., a medical technology company, since 1996. Prior thereto,

Mr. Carlson was with Cray Research, Inc., a supercomputer manufacturer from 1976 to 1995, serving as Chairman and Chief Executive Officer from 1993 to 1995, President and Chief Operating Officer from 1991 to 1993 and Chief Financial Officer from 1984 to 1991. Mr. Carlson is also on the Board of Directors of TSI, Incorporated and Excorp Medical, Inc.

     Gerald M. Bestler has been a director of the Company since May 1990. Mr. Bestler is retired. He was formerly Executive Vice President of BMC Industries Inc., an optical and electronic components manufacturer. Mr. Bestler is also a director of Innovex, Inc., a precision electromagnetic products and photo-processing equipment manufacturer.

     Paul F. Lidsky has served as a director of the Company since October 1997. Mr. Lidsky has been the President and Chief Executive Officer of OneLink Communications, Inc., a telecommunications company, since 1997. Prior thereto, Mr. Lidsky was Executive Vice President of Strategy and Business Development of Norstan, Inc., a comprehensive technology services company, from 1992 to 1997. Mr. Lidsky is a director of OneLink Communications, Inc. and DataLink Corporation.

     Michael L. Huntley has served as a director of the Company since December 1998. Since March 1999, Mr. Huntley has been a consultant to Seagate Technology, Inc. From July 1997 to December 1998, Mr. Huntley served as Seagate's Senior Vice President of Worldwide Sales during which he was responsible for management of all Seagate disk drive sales worldwide. Prior to that role, Mr. Huntley served as Senior Vice President and General Manager of Seagate Removable Storage Solutions from April 1996 to June 1997 and Vice President of Americas Sales with Seagate Technology, Inc. from May 1993 to March 1996.

     Amyl Ahola has served as a director of the Company since October 1997. Mr. Ahola has been the President, Chief Executive Officer and Chief Operating Officer of TeraStor Corporation since November 1999. Prior thereto, Mr. Ahola served as its President and Chief Operating Officer from 1997 to November 1999. Prior to that role, Mr. Ahola served as its Executive Vice President, Marketing. From 1992 to 1996, Mr. Ahola was Vice President of Seagate Technology, a disk drive company, initially responsible for corporate development, then marketing, product line management and corporate strategy.

     Thomas F. Hunt, Jr. has been a director of the Company since May 1993. Mr. Hunt has served as President of Medallion Capital, Inc. (formerly Capital Dimensions, Inc), a venture capital investment company, since 1987. Prior to co-founding Capital Dimensions, Mr. Hunt served as President of Control Data Community Venture Fund, Inc. and served as Assistant General Counsel for Control Data Corporation.

     The Board of Directors recommends a vote FOR Messrs. Hendrickson and
     Carlson.

Meetings of the Board of Directors and Certain Committees

     During the fiscal year ended December 31, 1999, the Board of Directors met four times. All of the directors, except for Mr. Hunt, Jr., attended more than 75% of the aggregate of all meetings of the Board of Directors and meetings of the committees on which they served. The Board of Directors and its committees also act from time to time by written consent in lieu of meetings.

     The Board of Directors of the Company has standing audit and compensation committees which have a current membership as indicated in the foregoing section. The Board of Directors has no standing nominating committee.

     The audit committee makes recommendations as to the selection of auditors and their compensation, and reviews with the auditors the scope of the annual audit, matters of internal control and procedure and the adequacy thereof, the audit results and reports and other general matters relating to the Company's accounts, records, controls and financial reporting. During fiscal 1999, the audit committee held three meetings.

     The compensation committee reviews and recommends to the Board of Directors the compensation guidelines for executive officers and other key personnel and the composition and levels of participation in incentive compensation plans, fringe benefits and retirement benefits for all employees. During fiscal 1999, the compensation committee held two meetings.


                               EXECUTIVE OFFICERS

     Name                        Age     Position
     ----                        ---     --------
     Kenneth E. Hendrickson      59      Chief Executive Officer
     Calvin G. Nelson            47      President
     Steven E. Snyder            43      Chief Financial Officer and Secretary

     See the biographical information on Mr. Hendrickson under "Election of Directors."

     Calvin G. Nelson was named President of the Company effective April 16, 1997 and prior to such time served as the Company's Vice President, Engineering and Operations since March 1996. Prior to that role, Mr. Nelson served as the Company's Vice President, Engineering from July 1995 to March 1996. Prior to joining Ancor, Mr. Nelson was employed by ADC Telecommunications, Inc. since 1979, serving as Vice President - Engineering since 1990.

     Steven E. Snyder has been the Chief Financial Officer and Secretary of the Company since October 1997. Prior to joining the Company, Mr. Snyder was the Director of Finance, from 1996 to 1997, and the Controller, from 1995 to 1996, of Cray Research, Inc., which was acquired by Silicon Graphics Inc. in April 1996.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors and persons who beneficially own more than ten percent of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers, directors and holders of ten percent or more of the Company's Common Stock, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and ten percent shareholders were satisfied.

                             EXECUTIVE COMPENSATION

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION


Overview

The Compensation Committee is responsible for establishing compensation policies for all executive officers of the Company, including the executive officers named in the accompanying tables (the "Named Executives Officers"). The members of the Compensation Committee are Messrs. Ahola, Bestler and Hunt. The Compensation Committee establishes the total compensation for the executives officers in light of these policies. The Compensation Committee is composed entirely of outside Directors.

The objectives of the Company's executive compensation program are:

     1. to attract, retain and motivate superior talent and reward individual performance;

     2. to support the achievement of the Company's financial an strategic goals; and

     3. through stock based compensation, align the executive officers' interests with those of the shareholders of the Company.

The following report addresses the Company's executive compensation policies and discusses factors considered by the Compensation Committee in determining the compensation of the Company's Chief Executive Officer and other executive officers for the year ended December 31, 1999.

Compensation Policies for Executive Officers

The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long term performance goals, reward the achievement of corporate goals, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. The Company's executive officers are paid base salaries that are subject to merit increases, along with periodic adjustments to make such salaries competitive with other similar sized companies in the high-technology industry. The Company's executive officers are also given the opportunity to participate in certain other broad-based employee benefit plans. The Company's use of stock option grants as a key component of its executive compensation plans reflects the Compensation Committee's position that stock ownership by management and stock based compensation arrangements are beneficial in aligning management's and shareholders' interests to enhance shareholder value. The Compensation Committee believes that a greater reliance on stock-based incentives is appropriate for the Company's current stage of development.

Executive Incentive Program

In 1997, the Company established an executive incentive program which sets forth guidelines for awarding discretionary executive incentive pay. The executive incentive program is comprised of two components: (1) a group incentive based on Company revenue goals and (2) individual incentives based upon pre-defined performance goals which are approved by the Committee. The Company and individual goals and the bonus amounts are determined by the Compensation Committee annually. Although the executive incentive program sets forth certain Company revenue and individual goals, payments under the executive incentive program are within the Company's sole discretion and do not represent any contractual or other obligation on the part of the Company to pay any bonus. Bonus payments under the executive incentive program are based on all aspects of an executive employee's performance and the Company's overall financial ability to pay any such bonuses. Payments totaling $63,509 were paid to the two Named Executive Officers other than the Chief Executive Officer for fiscal 1999 performance, $32,470 of which was based on the achievement of Company revenue goals and $31,039 of which was based on achievement of individual performance goals.

Stock Options

Stock options awarded under the Company's 1994 Incentive and Stock Option Plan (the "1994 Plan") are intended as incentive compensation and have historically been granted to officers and other key employees to attract, retain and motivate the talent necessary to the Company to achieve its objectives. The Company's policy is to not grant stock options annually, but to review each individual's stock option position, at which point the Compensation Committee may or may not grant additional options in its discretion. Original stock option grants totaling 802,500 and 45,000 were granted to 118 employees and the two Named Executive Officers (other than the Chief Executive Officer), respectively, during 1999 in connection with the hiring of new employees and as a reward for individual contributions to the Company.

Chief Executive Officer's Compensation

Kenneth E. Hendrickson has served as the Company's Chief Executive Officer since August 1997. Compensation for Mr. Hendrickson during 1999, as reflected in the Summary Compensation Table set forth herein, consisted of base compensation, bonus, and the grant of stock options. Mr. Hendrickson's annual base compensation was equal to $180,000 until October 31, 1999, and currently is $200,000. In setting Mr. Hendrickson's annual base salary, the

Compensation Committee considered the salaries paid to Chief Executive Officers of other development stage, high- technology companies, the Company's resources and the Compensation Committee's philosophy that stock options should be a significant element of the compensation package in order to align the executive's interests with those of the Company and its shareholders. Therefore, Mr. Hendrickson was granted stock options to purchase 25,000 shares of the Company's Common Stock in 1999.

Mr. Hendrickson is also eligible to participate in the Company's Executive Incentive Program described above. Mr. Hendrickson received a payment of $37,460 under the Executive Incentive Program to reflect the achievement of Company and individual performance goals.

At this time the Committee has no formal written plan for CEO compensation separate and apart from the Company's general compensation philosophy and the executive incentive program. Until a plan specific to the CEO is developed, CEO compensation will be based on corporate and individual performance, consistent with guidelines applicable to all key employees.

Tax Deductibility of Executive Compensation

     In the event that compensation paid by the Company to any executive officer of the Company during any fiscal year exceeds $1,000,000, such excess amount may not qualify as a tax deduction for the Company under the provisions of Section 162(m) of the Internal Revenue Code of 1986. Section 162(m) excludes from the $1,000,000 limitation any income realized by an executive officer of the Company upon the exercise of outstanding stock options granted under plans that meet certain requirements. The Company is seeking shareholder approval of an amendment to the Company's 1994 Plan, as required by Section 162(m), so that compensation attributable to stock options and certain other awards granted under the 1994 Plan may be excluded from the $1,000,000 limitation. See "Proposal Two To Approve an Amendment to the 1994 Long-Term Incentive and Stock Option Plan."

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:

     Amyl Ahola            Gerald M. Bestler                 Thomas F. Hunt, Jr.

Summary Compensation Table

     The following table sets forth the compensation awarded to or earned during the last three fiscal years by the Company's Chief Executive Officer and each other executive officer who earned salary and bonus in excess of $100,000 during the fiscal year ended December 31, 1999.

                           Summary Compensation Table

                                                                                           Long-Term
                                                                Annual Compensation       Compensation
                                                            --------------------------- ----------------
                                                  Fiscal
Name and Principal Position                        Year        Salary          Bonus       Options(4)
-----------------------------------------------  --------   ------------    ----------- ----------------
Kenneth E. Hendrickson (1)                         1999       $  190,277      $  37,460           25,000
   Chief Executive Officer                         1998          170,277         19,569          550,000
                                                   1997           59,692              0          200,000

Calvin G. Nelson (2)                               1999       $  180,277      $  35,414           25,000
   President                                       1998          160,277         18,369          550,000
                                                   1997          142,482         10,686          100,000

Steven E. Snyder (3)                               1999       $  137,308      $  28,095           20,000
   Chief Financial Officer and Secretary           1998          126,539         15,185          210,000
                                                   1997           26,442              0           60,000

------------------------
(1) Mr. Hendrickson joined the Company in August, 1997. In 1998 Mr. Hendrickson was granted 350,000 options and had a total of 200,000 options repriced.

(2) In 1998 Mr. Nelson was granted 350,000 options and had a total of 200,000 options repriced.

(3) Mr. Snyder joined the Company in October, 1997. In 1998 Mr. Snyder was granted 150,000 options and had a total of 60,000 options repriced.

(4) No restricted stock was held by the Named Executive Officers as of December 31, 1999.


Stock Options

     The following table summarizes stock options granted to the executive officers named in the Summary Compensation Table above during the Company's Fiscal Year ended December 31, 1999.

                          Option Grants in Fiscal 1999

                                              Individual Grants(1)
                             ---------------------------------------------------------
                                                                                          Potential Realizable
                                              % of Total                                     Value at Assumed
                               Number of        Options                                    Annual Rates of Stock
                              Securities      Granted to                                  Price Appreciation for
                              Underlying       Employees     Exercise                        Option Term(2)
                                Options        in Fiscal     Price Per      Expiration   -----------------------
Name                            Granted         1999(3)        Share          Date           5%          10%
---------------------------  -------------   -------------   ----------   ------------   ----------  -----------
Mr. Hendrickson                 25,000(4)         2.87%      $ 28.375       10/20/09     $  446,122  $ 1,130,561

Mr. Nelson                      25,000(4)         2.87%      $ 28.375       10/20/09     $  446,122  $ 1,130,561

Mr. Snyder                      20,000(4)         2.29%      $ 28.375       10/20/09     $  356,898  $   904,449

--------------------
(1) All options were granted pursuant to the 1994 Long-Term Incentive and Stock Option Plan. The options are nontransferable and become immediately exercisable in full upon a change of control of the Company.

(2) The 5% and 10% assumed annual compound rates of stock price appreciation are mandated by the rules of the SEC and do not represent the Company's estimate or projection of future Common Stock prices.

(3) Percent calculations based on 872,500 total options granted to officers and employees in 1999.

(4)  Option vests 25% per year, over four years beginning October 20, 2000.


Year-End Option Table

     The following table summarizes the value of the options held at the end of fiscal 1999 by the executive officers named in the Summary Compensation Table above.

              Aggregate Value of Options Held at December 31, 1999

                              Number of Unexercised Options Held at              Value of Unexercised In-the-Money Options
                                        December 31, 1999                               Held at December 31, 1999(1)
                          ----------------------------------------------      ------------------------------------------------
Name                             Exercisable               Unexercisable               Exercisable               Unexercisable
--------------------      ------------------      ----------------------      --------------------      ----------------------
Mr. Hendrickson                      362,500                     212,500               $23,914,838                 $13,247,638
Mr. Nelson                           329,166                     245,834               $21,711,668                 $15,450,807
Mr. Snyder                           107,500                     122,500               $ 7,078,590                 $ 7,485,145

--------------------
(1) Value based on the difference between the closing price of the Company's Common Stock as reported by the Nasdaq Stock Market on December 31, 1999 ($67.875) and the option exercise price per share multiplied by the number of shares subject to the option.

Compensation of Directors

     Directors receive no cash compensation for their attendance at meetings. Pursuant to the Non-Employee Director Stock Option Plan (the "Director Plan"), each non-employee director is entitled to receive an option to purchase 6,000 shares of Common Stock on the first business day of each fiscal year in which such director remains a director. In addition, the Director Plan provides for an automatic grant of an option to purchase 12,000 shares on the date any new director is first elected to the Board of Directors.

     Directors who are also employees of the Company do not receive any additional compensation for serving on the Board of Directors.

Employment Agreements

     The Company and Kenneth E. Hendrickson are parties to a letter agreement dated July 25, 1997, pursuant to which the Company agreed to employ Mr. Hendrickson as the Company's Chief Executive Officer. Pursuant to the terms of the letter agreement, Mr. Hendrickson is entitled to a severance payment equal to one year's salary and to full vesting of any stock options in the event his employment with the Company is terminated without cause.

     The Company and Steven E. Snyder are parties to a letter agreement dated September 23, 1997, pursuant to which the Company agreed to employ Mr. Snyder as the Company's Chief Financial Officer. Pursuant to the terms of the letter agreement, Mr. Snyder is entitled to a severance payment equal to six month's salary in the event his employment with the Company is terminated without cause and, in such an event, any stock options held by Mr. Snyder would continue to vest pursuant to their terms during the six months following such termination.

Comparative Stock Performance

     The graph below compares the cumulative total shareholder return on the Company's Common Stock since December 31, 1994 with the cumulative total return on the Total Return Index for the Nasdaq Stock Market (U.S. Companies) and the Total Return Index for Nasdaq Non-Financial Stocks over the same period (assuming the investment of $100 in each on December 31, 1994 and the reinvestment of all dividends).

                        [PERFORMANCE GRAPH APPEARS HERE]

                                     12/31/1994   12/31/1995   12/31/1996    12/31/1997   12/31/1998   12/31/1999
                                     ----------   ----------   ----------    ----------   ----------   ----------
Ancor Communications                  $    100     $    120     $    249      $     77     $     71    $   1,207

Total Return Index for the Nasdaq
  Stock Market (U.S. Companies)       $    100     $    141     $    174      $    213     $    300    $     546

Total Return Index for
  Nasdaq Non-Financial Stocks         $    100     $    139     $    169      $    198     $    290    $     562


                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of March 1, 2000 by: (i) each director of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table, (iii) all directors and executive officers of the Company as a group, and (iv) each person or entity known by the Company to own beneficially more than five percent of the Company's Common Stock. Unless otherwise indicated, the address of each of the following shareholders is the same as the Company.


                                                       Beneficial Ownership(1)
Name                                                   Shares(2)       Percent
----                                                   ---------       -------
Kenneth E. Hendrickson (3)                               285,115          *
Calvin G. Nelson (4)                                     309,676        1.0%
Steven E. Snyder                                          77,955          *
Amyl Ahola                                                27,000          *
Gerald M. Bestler                                         25,000          *
John F. Carlson                                           27,000          *
Thomas F. Hunt, Jr.                                       27,000          *
Michael L. Huntley                                        24,000          *
Paul  F. Lidsky                                           27,000          *
All executive officers and directors as a group          829,746        2.8%
(nine persons)
FMR Corp. (5)                                          2,795,400        9.5%
82 Devonshire Street
Boston, MA 02109
--------------------
* Less than 1%

(1) Beneficial ownership is determined in accordance with rules of the SEC, and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of March 1, 2000 are deemed outstanding for computing the beneficial ownership percentage of the person holding such options but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Except as indicated by footnote, the persons named in the table above have the sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) The following table indicates the total number of beneficially owned shares subject to options exercisable within 60 days of March 1, 2000 included in the table above.

                                                                  Shares Subject
                                                                    to Options

                  Kenneth E. Hendrickson..............................226,360
                  Calvin G. Nelson....................................281,000

                  Steven E. Snyder.....................................55,070
                  Amyl Ahola...........................................27,000
                  Gerald M. Bestler.....................................1,000
                  John F. Carlson......................................27,000
                  Thomas F. Hunt, Jr...................................27,000
                  Michael L. Huntley...................................24,000
                  Paul F. Lidsky.......................................27,000
                  All executive officers and directors as a group.....695,430

(3) Excludes shares owned by Mr. Hendrickson's adult children, for which he disclaims beneficial ownership.

(4)  Includes 200 shares owned by Mr. Nelson's son.

(5) Based upon information contained in an amended Schedule 13G filed by FMR Corp. on February 14, 2000. FMR Corp. has the sole power to vote 1,494,500 of the 2,795,400 shares beneficially owned.


                                  PROPOSAL TWO

                           TO APPROVE AMENDMENT TO THE
                 1994 LONG-TERM INCENTIVE AND STOCK OPTION PLAN

     On March 24, 2000, the Board of Directors approved an amendment to the Ancor Communications, Incorporated 1994 Long-Term Incentive and Stock Option Plan (the "Plan"), subject to shareholder approval, to (i) increase the limit on the aggregate number of shares for which incentive stock options may be exercised over the life of the Plan by 2,500,000 shares; and (ii) limit the number of shares of Common Stock that may be subject to stock options or other awards, the value of which is based solely on an increase in the price of the Company's Common Stock, that may be granted to any one person in any calendar year to 1,000,000 shares. The amendment to the Plan described in clause (ii) above is intended to cause the Plan to meet the requirements of Section 162(m) of the Internal Revenue Code regarding the deductibility of executive compensation. See "Report of the Compensation Committee On Executive Compensation - Tax Deductibility of Executive Compensation."

     The Company continues to recruit key personnel and believes that stock options or other grants under the Plan are an important element in attracting highly skilled and qualified individuals. As such, the Company believes that the amendments to the Plan can help it meet the competitive demands of attracting and retaining a productive work force. A description of the Plan is set forth below.

1994 Long-Term Incentive and Stock Option Plan

     The Plan was approved by the Board of Directors and the shareholders of the Company in March 1994. The Plan provides for the granting of stock options, stock appreciation rights, restricted stock awards and performance awards to officers, directors, employees, consultants and independent contractors of the Company and its subsidiaries. The Company currently has seven directors, three executive officers and 140 employees. The Plan is administered by the compensation committee of the Board of Directors (the "Committee").

     The Committee has discretion to select the recipients of options and awards and to establish the terms and conditions of each option and award, subject to the provisions of the Plan and the applicable provisions of the Internal Revenue Code. Options and awards granted under the plan are nontransferable except by will or by the laws of descent and distribution, and are subject to various other conditions and restrictions.

     The Plan provides for the granting of both incentive stock options intended to qualify for preferential treatment under Section 422 of the Internal Revenue Code of 1986, as amended ("incentive options"), and nonqualified options that do not qualify for such treatment ("non-statutory options"). The option price of an incentive option granted under the Plan must not be less than the fair market value of the Company's Common Stock on the date of the grant, and the term of an incentive option must not exceed ten years. For an incentive option granted under the Plan to an optionee who owns capital stock representing more than 10% of the voting rights of the capital stock of the Company and its subsidiaries, however, the option price must be at least 110% of the fair market value of the Company's Common Stock on the date of the grant, and the term must not exceed five years. Incentive options may only be granted to full or part-time employees of the Company and its subsidiaries, including officers and directors.

     Stock appreciation rights ("SARs") may be granted under the Plan at the time of grant of an option or award under the Plan, or at any other time. Any such SAR may be exercised subject to restrictions set forth in an agreement representing such SAR and approved by the Committee. The SAR exercise amount may be paid in cash, shares of the Company's Common Stock or a combination thereof.

     At the time of an award of restricted stock under the Plan, a restricted period is established for each participant. During the restricted period, the restricted stock may not be transferred, encumbered or sold unless the Committee may otherwise determine. The participant, as owner of such shares, will have the rights of a stockholder, including the right to receive cash dividends and to vote.

     Performance awards under the Plan may be payable in cash, common shares (including restricted stock), other securities, other awards or other property. The value of each award will be determined by the Committee and will be payable to, or exercisable by, the holder of the performance award upon his or her achievement of the performance goals during the performance periods established by the terms of the award.

     The aggregate number of shares for which incentive stock options may be exercised under the Plan shall not exceed 5,000,000 (prior to the amendment) and the aggregate number of shares of Common Stock awarded or for which options may be exercised under the Plan may not exceed 18% of the issued and outstanding Common Stock of the Company at any given time. If the amendment to the Plan is approved, the aggregate number of shares for which incentive stock options may be exercised over the life of the Plan shall not exceed 7,500,000 shares. In addition, if the amendment to the Plan is approved, no recipient may be granted stock options and any other awards, the value of which is based solely on an increase in the price of the Company's Common Stock, relating to more than 1,000,000 shares in the aggregate in any calendar year.

     The Plan will expire in February 2004, unless terminated earlier by the Board of Directors. No option or award may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee or grantee, alter or impair any rights or obligations under any option or award previously granted.

     The grant of an option or SAR will result in no tax consequences for the recipient or the Company or any subsidiary employing such individual (the "employer"). The holder of an incentive stock option generally will have no taxable income upon exercising the incentive stock option (except that the alternative minimum tax may apply), and the employer generally will receive no tax deduction when an incentive stock option is exercised. Upon exercise of a stock option other than an incentive stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares acquired on the date of exercise over the option price, and the employer will then be entitled to a tax deduction for the same amount. The tax consequences to an optionee of a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an incentive stock option or non-statutory stock option. Generally, there will be no tax consequence to the employer in connection with a disposition of shares acquired under an option except that the employer may be entitled to a tax deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding period has been satisfied.

     With respect to other awards granted under the Plan that are settled either in cash, shares or other property that is either transferable or not subject to a substantial risk of forfeiture, the holder of an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares or other property received (determined as of the date of such settlement) over (b) the amount (if any) paid for such shares or other property by the holder of the award, and the employer will then be entitled to a deduction for the same amount. With respect to awards that are settled in shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, unless a special tax election is made to recognize ordinary income upon receipt of the awards, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares or other property received (determined as of the first time the shares or other property become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid by the participant for such shares or other property, and the employer will then be entitled to a deduction for the same amount.

     Special rules apply in the case of individuals subject to Section 16(b) of the Securities Exchange Act of 1934. In particular, under current law, shares received pursuant to the exercise of a stock option, other purchase right, or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, unless a special tax election is made, the amount of ordinary income recognized and the amount of the employer's deduction may be determined as of such date.

     The Board of Directors recommends a vote FOR the proposal to (i) increase the limit on the aggregate number of shares for which incentive stock options may be exercised over the life of the Plan by 2,500,000 shares; and (ii) limit the number of shares of Common Stock that may be subject to stock options or other awards, the value of which is based solely on an increase in the price of the Company's Common Stock, that may be granted to any one person in any calendar year to 1,000,000 shares.


                                 PROPOSAL THREE

                      RATIFICATION OF INDEPENDENT AUDITORS

     KPMG LLP ("KPMG") served as the Company's independent auditors for the years ended December 31, 1998 and December 31, 1999. McGladrey & Pullen, LLP ("McGladrey") served as the Company's independent auditors for the year ended December 31, 1997. On September 18, 1998 the Company received notice that McGladrey was terminating the client-auditor relationship between the Company and McGladrey. Such termination was effective September 18, 1998. The Company subsequently engaged KPMG as the Company's independent public accountants on September 25, 1998. The decision to engage KPMG was unanimously approved by the Board of Directors of the Company upon the recommendation of its Audit Committee.

     The reports of McGladrey on the financial statements of the Company for its fiscal year ended December 31, 1997 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year 1997 and the subsequent interim period through September 18, 1998, (i) there were no disagreements between the Company and McGladrey on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of McGladrey, would have caused McGladrey to make reference to the subject matter of the disagreement in connection with its reports, and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission.

     The Board of Directors has appointed KPMG as the Company's independent auditors for the year ending December 31, 2000 and recommends that the shareholders ratify that appointment. KPMG has no relationship with the Company other than that arising from its employment as independent auditors. Representatives of KPMG will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

     The Board of Directors recommends a vote FOR ratifying this appointment.

                      PROPOSALS FOR THE NEXT ANNUAL MEETING

     In order to be eligible for inclusion in the Company's proxy solicitation materials for its next annual meeting of shareholders, any shareholder proposal to be considered at such meeting must be received at the Company's principal executive offices, 6321 Bury Drive, Suite 13, Eden Prairie, Minnesota 55346, not later than December 6, 2000. Pursuant to the Company's Bylaws, in order for business to be properly brought before the next annual meeting by a shareholder, the shareholder must give written notice of such shareholder's intent to bring a matter before the annual meeting no later than December 6, 2000. Each such notice should be sent to the Secretary, and must set forth certain information with respect to the shareholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail in the Company's Bylaws. Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

     Management may use discretionary authority to vote against any shareholder proposal presented at the 2001 annual meeting if: (1) such proposal has been properly omitted from the Company's proxy materials under federal securities law; (2) notice of such proposal was not submitted to the Secretary of the Company at the address listed above by December 6, 2000; or (3) the proponent has not solicited proxies in compliance with federal securities laws from the holders of at least the percentage of the Company's voting shares required to carry the proposal.


                               ADDITIONAL MATTERS

     The Board of Directors of the Company does not presently know of any matters to be presented for consideration at the Annual Meeting of Shareholders other than the matters described in the Notice of Annual Meeting of Shareholders mailed together with this Proxy Statement, but if other matters are presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgement. The proxy confers discretionary authority to vote only with respect to matters that the Board of Directors of the Company did not know, prior to December 6, 1999, were to be presented at the Annual Meeting of Shareholders.


                                     By Order of the Board of Directors,

                                     /s/ Steven E. Snyder

                                     Steven E. Snyder
                                     Secretary

Dated:  April 5, 2000

                                                          ----------------------
                                                          COMPANY #
                                                          CONTROL #
                                                          ----------------------

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326
o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.
o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
o  Follow the simple instructions the Voice provides for you.

VOTE BY INTERNET -- http://www.eproxy.com/ancr/
o  Use the Internet to vote your proxy 24 hours a day, 7 days a week.
o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Ancor Communications, Incorporated, c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.

     If you vote by Phone or Internet, please do not mail your Proxy Card
                              Please detach here
--------------------------------------------------------------------------------

        The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.  Election of directors:    01 Kenneth E. Hendrickson    02 John F. Carlson   [ ]  Vote FOR           [ ]  Vote WITHHELD
                                                                                     all nominees            from all nominees
                                                                                     (except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write   -------------------------------------------
the number(s) of the nominee(s) in the box provided to the right.)              -------------------------------------------

2.  Proposal to amend the Ancor Communications, Incorporated 1994 Long-Term      [ ]  For     [ ]   Against     [ ]   Abstain
    Incentive and Stock Option Plan (the "Plan") to (i) increase the limit on the aggregate number of shares for which incentive stock options may be exercised over the life of the Plan; and (ii) limit the number of shares that may be subject to options that may be granted to any one person in any calendar year.

3.  Ratification of KPMG LLP as independent auditors of the company for fiscal   [ ]  For     [ ]   Against     [ ]   Abstain
    year 2000.

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS
GIVEN, THIS PROXY WILL BE VOTED FOR EACH ITEM.

Address Change? Mark Box  [ ] Indicate changes below: Dated:
                                                            --------------------

                                                      --------------------------

                                                      --------------------------

                                                      Signature(s) in Box
                                                      Please sign exactly as
                                                      your name(s) appear on
                                                      Proxy. If held in joint
                                                      tenancy, all persons must
                                                      sign. Trustees,
                                                      administrators, etc.,
                                                      should include title and
                                                      authority. Corporations
                                                      should provide full name
                                                      of corporation and title
                                                      of authorized officer
                                                      signing the proxy.

                      ANCOR COMMUNICATIONS, INCORPORATED

                        ANNUAL MEETING OF SHAREHOLDERS

                             Tuesday, May 16, 2000
                             3:30 p.m. local time

                       Radisson Plaza Hotel Minneapolis
                            35 South Seventh Street
                            Minneapolis, Minnesota




--------------------------------------------------------------------------------

Ancor Communications, Incorporated
6321 Bury Drive, Suite 13, Eden Prairie, Minnesota 55346               proxy
----------------------------------------------------------------------------

          This Proxy is solicited on behalf of the Board of Directors

The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement dated April 5, 2000, appoints Kenneth E. Hendrickson and Steven E. Snyder proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of Common Stock of Ancor Communications, Incorporated which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Ancor Communications, Incorporated to be held on May 16, 2000, at the Radisson Plaza Hotel Minneapolis, 35 South Seventh Street, Minneapolis Minnesota at 3:30 p.m., and any adjournment thereof. Each of the matters set forth below has been proposed by the Company.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2 and 3.



                     See reverse for voting instructions.